CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Dunham Funds and to the use of our report dated December 28, 2018 on the financial statements and financial highlights of Dunham Floating Rate Bond Fund, Dunham Long/Short Credit Fund (formerly, Dunham Appreciation & Income Fund), Dunham Corporate/Government Bond Fund, Dunham Monthly Distribution Fund, Dunham Dynamic Macro Fund, Dunham High-Yield Bond Fund, Dunham Alternative Dividend Fund, Dunham International Opportunity Bond Fund, Dunham Large Cap Value Fund, Dunham Focused Large Cap Growth Fund, Dunham International Stock Fund, Dunham Real Estate Stock Fund, Dunham Small Cap Value Fund, Dunham Small Cap Growth Fund, and Dunham Emerging Markets Stock Fund, each a series of shares of beneficial interest in Dunham Funds. Such financial statements and financial highlights appear in the October 31, 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

February 26, 2019